UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 28, 2022

New York City REIT, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-39448	46-4380248
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 Fifth Avenue, 30th Floor New York, New York 10019
(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value per share	NYC	New York Stock Exchange
Class A Preferred Stock Purchase Rights		New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On July 1, 2022, New York City REIT, Inc. (the “Company”) issued a press release, a copy of which is attached hereto as Exhibit 99.1. The information set forth in Item 7.01 of this Current Report on Form 8-K and in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information set forth in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.

Item 8.01. Other Events.

On July 1, 2022, the Company announced that it temporarily suspended its policy regarding dividends paid on its Class A common stock, beginning with the dividend that would have been payable for the quarter ended June 30, 2022. As previously disclosed, the Company has recently entered into new or renewal leases with a tenant at 9 Times Square, with the entities leasing the Company’s parking garages, and with a tenant at 123 William Street. In connection with this leasing activity, the Company incurred approximately $3.9 million in tenant improvement costs and leasing commissions (including approximately $0.4 million incurred during the period ended March 31, 2022 with the remainder incurred in 2021), exclusive of free rent. As the Company continues to proactively increase occupancy at its properties, the Company’s board concluded that it was in the Company’s best interest to suspend paying distributions to generate additional working capital to fund, among other things, future leasing and tenant improvement costs and to account for the fact that certain leases, including one of the recent leases entered with the tenant at 9 Times Square include a period of free rent and thus a delay in cash flow generated by the lease. During the quarter ended March 31, 2022, the Company used approximately $1.3 million to fund distributions on its common stock which equates to approximately $5.2 million on an annual basis assuming the number of outstanding shares does not change from the amount outstanding at March 31, 2022. The Company’s board of directors plans to reevaluate the Company’s dividend policy on a quarterly basis but there is no assurance as to when or if the board will authorize future dividends or the amount of any future dividends. The Company’s ability to pay dividends is subject to, among other things, the “Risk Factors” contained in the Company’s Annual Report on Form 10-K filed on March 18, 2022 and updated from time to time in subsequent filings made by the Company with the Securities and Exchange Commission.

Item 9.01. Financial Statements and Exhibits.

(d)         Exhibits

Exhibit No.	Description
99.1	Press Release dated July 1, 2022
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New York City REIT, Inc.

Date: July 1, 2022	By:	/s/ Edward M. Weil, Jr.
Edward M. Weil, Jr.
Chief Executive Officer, President, and Secretary